                                                                     EXHIBIT 5.1

Conseco Bank, Inc.
2825 E. Cottonwood Parkway, Suite 230
Salt Lake City, Utah 84121

Conseco Finance Credit Card Funding Corp.
1100 Landmark Towers
345 St. Peter Street

St. Paul, Minnesota 55102

         Re: Conseco Private Label Credit Card Master Note Trust Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Conseco Bank, Inc., a Utah industrial loan company (the "Bank"), and Conseco Finance Credit Card Funding Corp., a Minnesota corporation ("Credit Card Funding") in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-53130) filed by the Bank and Credit Card Funding with the Securities and Exchange Commission (the "Commission") (the "Registration Statement"), relating to the registration of $1,500,000,000 of Asset-Backed Notes (the "Notes") to be issued from time to time by Conseco Private Label Credit Card Master Note Trust (the "Trust"). The Notes are proposed to be issued from time to time in series under Indenture Supplements in substantially the form filed as Exhibit 4.2 to the Registration Statement (each such Indenture Supplement, an "Indenture Supplement"), supplementing the Master Indenture filed as Exhibit 4.1 to the Registration Statement.

         We have examined the Registration Statement, the forms of such agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

Conseco Bank, Inc.
Conseco Finance Credit Card Funding Corp.
April 20, 2001
Page 2


         1. Each Indenture Supplement, when it has been duly authorized by the Trust and duly executed and delivered by the Trust and by the Indenture Trustee, will constitute the valid and binding obligation of the Trust.

         2. Each Series of Notes issued by the Trust, when duly authorized and executed by such Trust and duly authenticated by the Indenture Trustee pursuant to the terms of the related Indenture Supplement, will be legally and validly issued and will constitute the valid and binding obligations of the Trust.

         The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) In rending the opinions set forth above, we have assumed that, at the time of the execution of the applicable Indenture Supplement and the execution and delivery of the related series of Notes, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Notes, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Notes will be issued and sold as described in the Registration Statement, none of the particular terms of a series of Notes will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Trust with the terms thereof will result in a violation of any agreement or instrument then binding upon the Trust or any order of any court or government body having jurisdiction over the Trust.

                  (b) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

                  (c) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  (d) Minnesota Statutesss. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt

Conseco Bank, Inc.
Conseco Finance Credit Card Funding Corp.
April 20, 2001
Page 3


         from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         Our opinions expressed above are limited to the laws of the State of Minnesota and the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement comprising part of the Registration Statement.

Dated:   April 20, 2001

                                                     Very truly yours,


                                                     /s/ Dorsey & Whitney LLP


CFS